UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 29, 2011

Cornerstone Therapeutics Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50767	04-3523569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, North Carolina		27518
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-678-6611

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2011, Cornerstone Therapeutics Inc. (the "Company") and Steven M. Lutz, the Company’s Executive Vice President, Manufacturing and Trade mutually agreed that Mr. Lutz would leave the Company to pursue other opportunities. Mr. Lutz’s last day of employment with the Company was September 30, 2011.

In connection with Mr. Lutz’s separation from the Company, and subject to his execution and delivery of a severance agreement and release drafted by and satisfactory to counsel to the Company, Mr. Lutz will be entitled to receive, among other things, the following severance benefits pursuant to Section 5.4 of his Amended and Restated Employment Agreement dated May 6, 2009 (the "Employment Agreement"):

• a lump sum payment in an amount equal to his current annual base salary and a pro rata portion of his target cash bonus for 2011;

• monthly payments in the amount of 100% of the monthly COBRA premiums for continued health and dental coverage for him and his dependents and 100% of the amount of the monthly premiums paid by the Company for life insurance and disability insurance for him until the earlier of one year after his last day of employment or the last day of the first month when he is eligible for other employer-sponsored health coverage; and

• accelerated vesting of his outstanding unvested stock options by one year.

In recognition of Mr. Lutz’s many years of service to the Company since its founding, and subject also to Mr. Lutz’s execution and delivery of a severance agreement and release drafted by and satisfactory to counsel to the Company, the Compensation Committee of the Company’s Board of Directors has extended the exercise period for Mr. Lutz’s vested stock options. As a result of this extension, Mr. Lutz’s vested options will expire nine months following the termination of his employment, instead of the standard 30 days to three months applicable under the Company’s stock incentive plans.

The Company has previously filed the Employment Agreement as Exhibit 10.10 to the Company’s Current Report on Form 8-K dated May 6, 2009. The Company refers you to the exhibit for the complete terms of the agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone Therapeutics Inc.

October 4, 2011	By:	/s/ Andrew K. W. Powell

Name: Andrew K. W. Powell
Title: EVP, General Counsel and Secretary